UNITED STATES
SECURITIES and EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

December 1, 2020

Tengasco, Inc.
(Exact Name of Registrant as specified in its charter)

Commission File Number 1-15555

Delaware	87-0267438
(State of incorporation)	(I.R.S. Employer Identification No.)

8000 E. Maplewood Avenue, Suite 130, Greenwood Village CO 80111
(Address of Principal Executive Office)

(720)  420-4460
(Registrant's Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TGC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders (the “Annual Meeting”) of Tengasco, Inc. (the “Company”) was held on December 1, 2020 for the purpose of considering and voting on: (1) the election of Matthew K. Behrent, Peter E. Salas, and Richard M. Thon to the Board of Directors to hold office until their successors shall have been elected and qualify; (2) the ratification of the appointment by the Board of Directors of Moss Adams LLP to serve as the independent certified public accountants for the current fiscal year; and (3) any other proposal that may properly come before the meeting.  No proposal other than proposals 1 and 2 above was presented for vote of the stockholders.

At the close of business on October 21, 2020, the record date for the determination of stockholders entitled to vote at the Annual Meeting, there were 10,684,416 shares of the Company’s common stock issued and outstanding and entitled to vote at the Annual Meeting. The holders of 9,956,968 shares of the Company’s common stock were represented in person or by proxy at the Annual Meeting, constituting a quorum.

All of the nominated directors were elected and the other proposal was approved as follows:

1. Election of Directors	FOR:	WITHHELD:	BROKER NON-VOTE:
Matthew K. Behrent	5,694,351	288,398	3,974,219
Peter E. Salas	5,693,405	289,344	3,974,219
Richard M. Thon	5,696,101	286,648	3,974,219

	FOR:	AGAINST:	ABSTAIN:
2. Proposal to approve and ratify selection of Moss Adams LLP as independent certified public accounting firm	9,459,294	311,205	186,469

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: December 3, 2020

Tengasco, Inc.

By:	s/Michael J. Rugen
Michael J. Rugen,
Chief Executive Officer